ADVANTAGE FUND II LTD.
                                    C/O CITCO
                                KAYA FLAMBOYAN 9
                          CURACAO, NETHERLANDS ANTILLES


                                               December  8, 1997

V-ONE Corporation
20250 Century Boulevard
Suite 300
Germantown, Maryland 20874

                                COMMITMENT LETTER

Dear Sirs:

               Advantage Fund II Ltd., a British Virgin Islands corporation ("Advantage"), is pleased to provide V-ONE Corporation, a Delaware corporation (the "Company"), with this commitment letter in respect of an additional investment of $4,000,000 in preferred stock of the Company upon and subject to the terms and conditions set forth below. Capitalized terms used herein without definition shall have the meanings given them in the Subscription Agreement, dated as of December 3, 1997 (the "Series A Subscription Agreement"), between the Company and Advantage, or in the Certificate of Designations referred to in the Subscription Agreement.

               1. THE TRANSACTION. Following the closing on the date hereof of the issuance and sale to Advantage of 4,000 shares (the "Series A Preferred Shares") of Series A Convertible Preferred Stock, $.001 par value, of the Company for an aggregate purchase price of $4,000,000 pursuant to the Subscription Agreement, Advantage or its designee is prepared to purchase shares of a new series of preferred stock of the Company for an aggregate purchase price of $4,000,000 on the same terms and conditions as the Series A Preferred Shares, the Series A Subscription Agreement and the other agreements, documents and transactions contemplated thereby (the "Transaction").

               2. EFFECTIVE PERIOD; TERMINATION. (a) This commitment shall become effective 90 days after the Registration Statement with respect to the Common Shares shall have been declared effective by the SEC (the "Effective
Date") and shall expire one year after the date hereof, subject to earlier termination (1) by the Company at any time upon ten days' prior written notice to Advantage or (2) by Advantage as follows: (i) at any time after the 180th day after the Effective Date upon ten days' prior written notice given by Advantage to the Company; (ii) at any time (before or after the Effective Date) upon the Company's failure to satisfy the conditions set forth in Sections 3(b), 3(e) or 3(f) or the Company's failure to comply with or perform, as and when required, any of its material obligations set forth in this letter, in each case upon two days' prior written notice given by Advantage to the Company; or (iii) if on any of the Specified Dates (as defined in Section 4) the Company fails to satisfy

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any of the  conditions set forth in Section 4, in each case upon two days' prior written notice given by Advantage to the Company. In addition, this commitment shall terminate automatically, without any action by any party hereto, upon the commencement of any voluntary or involuntary case or other proceeding against the Company seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or a substantial part of its property, or the Company shall consent to any such relief or appointment, or the Company shall make a general assignment for the benefit of creditors, or the Company shall fail generally to pay its debts as they become due.

               (b) To exercise its rights hereunder, the Company shall give written notice thereof (the "Notice") to Advantage. Upon receipt of the Notice, Advantage (or its designee) and the Company shall use their best efforts to document and complete the Transaction. If any Series A Preferred Shares are outstanding at the time of such exercise by the Company, Advantage shall deliver to the Company a written consent to the Transaction pursuant to Section 12 of the Certificate of Designations.

               3. GENERAL CONDITIONS. The obligation of Advantage (or its designee) to proceed with and complete the Transaction shall be subject to the following general conditions:

               (a) Since the date hereof, there shall have been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company.

               (b) (1) The Company shall not have failed or defaulted in the timely performance of any material obligation to Advantage or any holder of the Series A Preferred Shares under the Series A Subscription Agreement, the Certificate of Designations, the Registration Rights Agreement or any other agreements or documents entered into in connection with the issuance of the Series A Preferred Shares (collectively, the "Series A Transaction Documents"), (2) the representations and warranties of the Company made in the Series A Transaction Documents continue at all times to be true and correct in all material respects (except for representations and warranties given as of a specific date which representations shall continue to be true and correct as of such date), and (3) the Registration Statement shall be available for use by the selling stockholders named therein.

               (c) The Company shall have obtained Stockholder Approval with respect to the issuance of the Series A Preferred Shares and the new shares of preferred stock to be issued in the Transaction.

               (d) After the date hereof, the Company shall have publicly announced the hiring of a new Chief Executive Officer and such Chief Executive Officer shall remain in office.



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               (e) Since the date  hereof,  there  shall not have  occurred  any
        Optional   Redemption   Event  (as   defined  in  the   Certificate   of
        Designations) as to which a holder of Series A Preferred Shares is entitled to exercise its redemption rights with respect thereto or has exercised such rights and the Company has not redeemed such holder's
        Series  A  Preferred   Shares  as  required   by  the   Certificate   of
        Designations.

               (f) Since the date hereof, there shall not have occurred a change in the membership or size of the Company's Board of Directors such that directors in office on the date hereof no longer constitute a majority of the full Board.

               (g) The parties shall negotiate, and, within 28 days after the Notice Date, execute and deliver definitive agreements and documents in forms substantially similar to those delivered in connection with the purchase of the Series A Preferred Shares, PROVIDED, HOWEVER, that Advantage (or its designee) shall not be obligated to execute such definitive agreements if upon the execution thereof Advantage (or its designee) would be entitled to terminate any of such agreements in accordance with their respective terms.

               4. ADDITIONAL CONDITIONS. The obligation of Advantage (or its designee) to proceed with and complete the Transaction shall be subject to the following additional conditions relating to the financial condition of the Company and the trading of its Common Stock, which conditions must be satisfied on each of the date the Notice is received by Advantage (the "Notice Date"), the date of execution of the subscription agreement for the Transaction and the date of the closing of the Transaction (such dates, together with the Notice Date are referred to herein as the "Specified Dates"):

               (a) Determined on the basis of the most recent financial statements of the Company filed with the SEC under the 1934 Act,

                      (1) total  stockholders'  equity,  including  the Series A
               Preferred Shares ("Total Stockholders' Equity"), of the Company is at least $13,500,000; and

                      (2) the ratio of the Company's total  liabilities to Total
               Stockholders' Equity is not less than 1:4;

        PROVIDED, HOWEVER, that Advantage (or its designee) shall not be obligated to close the Transaction unless such financial statements are as of a date no more than 60 days prior to the closing date of the Transaction.

               (b) The average closing bid price of the Common Stock on Nasdaq for the five trading days prior to each of the Specified Dates is at least $3.00 per share.

               (c) The average daily trading volume of the Common Stock on Nasdaq for the 30 trading days prior to each of the Specified Dates is at least 40,000 shares.



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               The price and number of shares  referred to in Sections  4(b) and
        4(c) above shall be subject to equitable adjustment from time to time on terms reasonably acceptable to Advantage for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock at a price per share less than the Current Price which would otherwise be applicable, (vi) the distribution by the Company to all holders of Common Stock of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), (vii) tender offers by the Company or any subsidiary of the Company or other repurchases of shares of Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than 10% of the Common Stock outstanding and (viii) similar events relating to the Common Stock.

               5. COMMITMENT FEE. In consideration of providing this commitment, on the date hereof and on the same day of each month hereafter until the earlier of (i) the closing of the Transaction or (ii) the termination or expiration of this commitment, the Company shall pay Advantage a non-refundable monthly commitment fee of $3,333.00, which fee shall not be subject to proration or refund for partial month periods.

               6. INDEMNITY. The Company hereby agrees to indemnify and hold harmless Advantage, any designee of Advantage who participates in the Transaction and their respective directors, officers, employees, agents, advisors, successors and assigns, and each person, if any, who controls any such person within the meaning of the 1933 Act or the 1934 Act (collectively, the "Indemnified Persons"), against any losses, claims, damages, or liabilities asserted by or due to a person other than the Company or another Indemnified Person or any expenses (including reasonable attorneys' fees) incurred by the Indemnified Persons in connection therewith arising out of, or in connection with, or as a result of: (i) the execution and delivery of this commitment letter or any agreement or document relating to the Transaction contemplated hereby or the performance by the Company or the Indemnified Persons of their respective obligations hereunder or thereunder, (ii) the use of any proceeds from the Transaction or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Indemnified Person is a party hereto. The provisions of this Section 6 shall survive any termination of this letter.

               7. MISCELLANEOUS. All notices hereunder to the Company and Advantage shall be given to the addresses and in the manner provided in the Series A Subscription Agreement. All notices to the designee, if any, of Advantage hereunder shall be given to such address as such designee shall advise the Company in writing and in the manner provided in the Subscription Agreement. This commitment letter is solely for the benefit of the parties hereto and, with respect to Section 6, the Indemnified Persons and nothing contained herein shall be deemed to confer upon anyone other than the Company, Advantage, and, with respect to Section 6, the Indemnified Persons any right to insist on or enforce the performance of any of the obligations contained herein. Except as otherwise provided in Section 4(i)(3) of the Series A Subscription Agreement, this letter supersedes any prior agreements, commitments, communications or letters with respect to the subject matter hereof. This letter shall be governed by the internal laws of the State of New York. This letter may be executed in


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counterparts,  and a facsimile transmission hereof bearing a signature on behalf of a party hereto shall be binding on such party.


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                                               Very truly yours,

                                               ADVANTAGE FUND II LTD.



                                               By: /S/ A.P. DE GROOT
                                                   --------------------------
                                                        A.P. de Groot
                                                          President


Accepted and agreed as of the date first written above:

V-ONE CORPORATION



By: /S/ CHARLES B. GRIFFIS
    ----------------------------
   Name:  Charles B. Griffis
   Title:    Sr. Vice President & CFO













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